Exhibit 99.4


                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Powerize.com, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Powerize.com, Inc. (the Company) at December 31, 1998 and 1999, and the results of its operations and its cash flows for the period from March 17, 1997 (date of inception) to December 31, 1997 and for the years ended December 31, 1998 and 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

On July 12, 2000, all of the Company's common stock was acquired by Hoover's, Inc. and the Company was merged into Hoover's, Inc.



/s/ PricewaterhouseCoopers LLP

McLean, Virginia
May 31, 2000, except as to Note 14
which is as of July 13, 2000

                                 POWERIZE.COM, INC.

                                   BALANCE SHEETS

                                                                        December 31             (Unaudited)
                                                               ----------------------------       June 30,
                                                                  1998             1999             2000
                                                               ------------    ------------    ------------
                                              ASSETS

Current assets:
  Cash                                                         $     57,609    $    155,011    $    280,812
  Accounts receivable, net of allowances of $0, and
   $24,116, respectively                                            417,094         755,126       1,315,824
  Prepaid expenses and other current assets                          20,039         110,492          73,796
                                                               ------------    ------------    ------------

        Total current assets                                        494,742       1,020,629       1,670,432

Property and equipment, net                                         232,608         642,145         765,582
Prepaid license fees, net                                           757,224         435,742         325,782
Other assets                                                         54,953         375,346         275,356
                                                               ------------    ------------    ------------
        Total assets                                           $  1,539,527    $  2,473,862    $  3,037,152
                                                               ============    ============    ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Line of credit                                               $     24,560    $          -    $          -
  Note payable--related party                                       185,252               -               -
  Accounts payable                                                  493,400       1,724,094       4,544,490
  Accrued expenses                                                  272,289         769,994       1,913,387
  Current portion of other liabilities                                    -               -               -
  Deferred revenue                                                  696,363         637,987         934,110
  Notes payable                                                           -               -       3,638,679
                                                               ------------    ------------    ------------
        Total current liabilities                                 1,671,864       3,132,075      11,030,666

Note payable                                                         50,000               -               -
Convertible promissory note--related party                          750,000               -               -
                                                               ------------    ------------    ------------
        Total liabilities                                         2,471,864       3,132,075      11,030,666
                                                               ------------    ------------    ------------

Commitments and contingencies

Stockholders' equity (deficit):
  Preferred stock; $0.0001 par value; 15,000,000 shares
   authorized; no shares issued and outstanding                           -               -               -
  Common stock; $0.0001 par value; 50,000,000 shares
   authorized; 3,254,833 and 6,235,346 shares issued and
   outstanding, respectively                                            326             624             654
  Additional paid-in capital                                      3,133,522      15,421,387      15,421,357
  Deferred compensation                                            (273,261)       (830,505)       (573,889)
  Accumulated deficit                                            (3,792,924)    (15,249,719)    (22,841,636)
                                                               ------------    ------------    ------------
        Total stockholders' deficit                                (932,337)       (658,213)     (7,993,514)
                                                               ------------    ------------    ------------

        Total liabilities and stockholders' deficit            $  1,539,527    $  2,473,862    $  3,037,152
                                                               ============    ============    ============

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               POWERIZE.COM, INC.
                            STATEMENTS OF OPERATIONS

                        March 17, 1997
                           (date of                                            (Unaudited)                 (Unaudited)
                          inception)                                          Three months                Three Months
                             to                 Year ended                       ended                        ended
                         December 31            December 31                     March 31                     June 30,
                        --------------  ---------------------------    --------------------------    -------------------------
                            1997          1998             1999           1999            2000          1999          2000
                        --------------  -----------    ------------    -----------    -----------    -----------   -----------
Revenue:
Subscription royalties   $        --    $   308,340    $  1,137,543    $   263,278    $   328,421    $   273,616   $   357,178
Consulting and other          24,458         22,320         508,803         32,416        369,549         89,484       518,965
                         -----------    -----------    ------------    -----------    -----------    -----------   -----------
  Total Revenues
                              24,458        330,660       1,646,346        295,694        697,970        363,100       876,143
                         -----------    -----------    ------------    -----------    -----------    -----------   -----------

Cost of Revenue
Subscription royalties
                                  --        515,913         121,870        215,276        126,633         27,378       170,326
Consulting and other
                               2,868          4,306       1,254,637             --      1,052,712        256,895     1,298,496
                         -----------    -----------    ------------    -----------    -----------    -----------   -----------
 Total Cost of
  Revenues                     2,868        520,219       1,376,507        215,276      1,179,345        284,273     1,468,822
                         -----------    -----------    ------------    -----------    -----------    -----------   -----------

 Gross profit (loss)
                              21,590       (189,559)        269,839         80,418       (481,375)        78,827      (592,679)
                         -----------    -----------    ------------    -----------    -----------    -----------   -----------

Operating Expenses:

Sales and marketing          132,953        919,094       6,291,506        362,686      1,073,293        561,649     2,529,399
Product development          352,621      1,654,859       3,232,950        605,149        609,994        762,838       602,977
General and
  administrative              88,580        439,703       2,277,790        252,900        774,217        682,928       841,633
                         -----------    -----------    ------------    -----------    -----------    -----------   -----------
    Total operating
      expenses               574,154      3,013,656      11,802,246      1,220,735      2,457,504      2,007,415     3,974,009
                         -----------    -----------    ------------    -----------    -----------    -----------   -----------

 Operating loss             (552,564)    (3,203,215)    (11,532,407)    (1,140,317)    (2,938,879)   (1,928,588)    (4,566,688)

 Interest (expense)
   income, net                (5,867)       (31,278)         75,612        (15,573)       (17,907)        24,220       (68,443)
                         -----------    -----------    ------------    -----------    -----------    -----------   -----------
 Net loss
                         $  (558,431)   $(3,234,493)   $(11,456,795)   $(1,155,890)   $(2,956,786)   $(1,904,368)  $(4,635,131)
                         ===========    ===========    ============    ===========    ===========    ===========   ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               POWERIZE.COM, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT



                                             Common Stock               Additional        Deferred            Accumu-
                                   ------------------------------        Paid-in           Compen-             lated
                                      Shares            Amount           Capital           sation             Deficit
                                   ------------      ------------      ------------      ------------      -------------
Balance at March 17, 1997
  (date of inception)                      --        $       --        $       --        $       --        $       --
Issuance of common stock to
  founders                            2,437,500               244           545,506              --                --
Net loss                                   --                --                --                --            (558,431)
                                   ------------      ------------      ------------      ------------      ------------

Balance at December 31, 1997          2,437,500               244           545,506              --            (558,431)
Issuance of common stock at
 $2.50                                  779,000                78         1,947,422              --                --
Issuance of common stock at
 $3.00                                   85,833                 9           257,490              --                --
Purchase of common stock                   --                --                --                --                --
Retirement of treasury stock            (47,500)               (5)             (945)             --                --
Deferred compensation on
  employee stock options                   --                --             384,049          (384,049)             --
Amortization of deferred
  compensation on employee
  stock options                            --                --                --             110,788              --
Net loss                                   --                --                --                --          (3,234,493)
                                   ------------      ------------      ------------      ------------      ------------
Balance at December 31, 1998          3,254,833               326         3,133,522          (273,261)       (3,792,924)
Issuance of common stock at
  $3.00, net of issuance costs          358,773                36         1,056,960              --                --
Issuance of common stock at
  $3.50, net of issuance costs        1,552,838               154         5,158,735              --                --
Issuance of common stock at
  $5.00, net of issuance costs          728,000                73         3,359,020              --                --
Exercise of stock options                25,694                 3             2,089              --                --
Issuance of common stock in
  exchange for services                  48,542                 5           210,195              --                --
Conversion of note payable to
  common stock                           16,666                 2            49,998              --                --
Conversion of note
  payable--related party to
  common stock                          250,000                25           787,490              --                --
Deferred compensation on
  employee stock options                   --                --           1,062,390        (1,062,390)             --
Amortization of deferred
  compensation on employee
  stock options                            --                --                --             505,146              --
Fair value of warrants issued
  to non-employees                         --                --             600,988              --                --
Net loss                                   --                --                --                --         (11,456,795)
                                   ------------      ------------      ------------      ------------      ------------

Balance at December 31, 1999          6,235,346      $        624      $ 15,421,387      $   (830,505)     $(15,249,719)


                                            Treasury Stock
                                   ------------------------------
                                       Shares            Amount           Total
                                   ------------      ------------      -----------
Balance at March 17, 1997
  (date of inception)                      --        $       --        $       --
Issuance of common stock to
  founders                                 --                --             545,750
Net loss                                   --                --            (558,431)
                                   ------------      ------------      ------------
Balance at December 31, 1997               --                --             (12,681)
Issuance of common stock at
  $2.50                                    --                --           1,947,500
Issuance of common stock at
  $3.00                                    --                --             257,499
Purchase of common stock                 47,500              (950)             (950)
Retirement of treasury stock            (47,500)              950              --
Deferred compensation on
  employee stock options                   --                --                --
Amortization of deferred
  compensation on employee
  stock options                            --                --             110,788
Net loss                                   --                --          (3,234,493)
                                   ------------      ------------      ------------
Balance at December 31, 1998               --                --            (932,337)
Issuance of common stock at
  $3.00, net of issuance costs             --                --           1,056,996
Issuance of common stock at
  $3.50, net of issuance costs             --                --           5,158,889
Issuance of common stock at
  $5.00, net of issuance costs             --                --           3,359,093
Exercise of stock options                  --                --               2,092
Issuance of common stock in
  exchange for services                    --                --             210,200
Conversion of note payable to
  common stock                             --                --              50,000
Conversion of note
  payable--related party to
  common stock                             --                --             787,515
Deferred compensation on
  employee stock options                   --                --                --
Amortization of deferred
  compensation on employee
  stock options                            --                --             505,146
Fair value of warrants issued
  to non-employees                         --                --             600,988
Net loss                                   --                --         (11,456,795)
                                   ------------      ------------      ------------
Balance at December 31, 1999               --        $       --        $   (658,213)


                                               F-4


Issuance of common stock at
  $3.00, net of issuance costs                     --                --                --                --                --
Issuance of common stock at
  $3.50, net of issuance costs                     --                --                --                --                --
Issuance of common stock at
  $5.00, net of issuance costs                     --                --                --                --                --
Issuance of common stock                        300,000                30               (30)             --                --
Exercise of stock options                          --                --                --                --                --
Issuance of common stock in
  exchange for services                            --                --                --                --                --
Conversion of note payable to
  common stock                                     --                --                --                --                --
Conversion of note
  payable--related party to
  common stock                                     --                --                --                --                --
Deferred compensation on
  employee stock options                           --                --                --             132,977              --
Amortization of deferred
  compensation on employee
  stock options                                    --                --                --                --                --
Fair value of warrants issued
  to non-employees                                 --                --                --                --                --
Net loss                                           --                --                --                --          (2,956,786)
                                           ------------      ------------      ------------      ------------      ------------
Balance at March 31, 2000 (Unaudited)         6,535,346      $        654      $ 15,421,357      $   (697,528)     $(18,206,505)

Issuance of common stock at
  $3.00, net of issuance costs                     --                --                --                --                --
Issuance of common stock at
  $3.50, net of issuance costs                     --                --                --                --                --
Issuance of common stock at
  $5.00, net of issuance costs                     --                --                --                --                --
Exercise of stock options                          --                --                --                --                --
Issuance of common stock in
  exchange for services                            --                --                --                --                --
Conversion of note payable to
  common stock                                     --                --                --                --                --
Conversion of note
  payable--related party to
  common stock                                     --                --                --                --                --
Deferred compensation on
  employee stock options                           --                --                --            123,639               --
Amortization of deferred
  compensation on employee
  stock options                                    --                --                --                --                --
Fair value of warrants issued
  to non-employees                                 --                --                --                --                --
Net loss                                           --                --                --                --          (4,635,131)
                                           ------------      ------------      ------------      ------------      ------------
Balance at June 30, 2000 (Unaudited)          6,535,346      $        654      $ 15,421,357      $   (573,889)     $(22,841,636)


Issuance of common stock at
  $3.00, net of issuance costs                 --                --                --
Issuance of common stock at
  $3.50, net of issuance costs                 --                --                --
Issuance of common stock at
  $5.00, net of issuance costs                 --                --                --
Issuance of common stock                       --                --                --
Exercise of stock options                      --                --                --
Issuance of common stock in
  exchange for services                        --                --                --
Conversion of note payable to
  common stock                                 --                --                --
Conversion of note
  payable--related party to
  common stock                                 --                --                --
Deferred compensation on
  employee stock options                       --                --             132,977
Amortization of deferred
  compensation on employee
  stock options                                --                --                --
Fair value of warrants issued
  to non-employees                             --                --                --
Net loss                                       --                --          (2,956,786)
                                       ------------      ------------      ------------
Balance at March 31, 2000 (Unaudited)          --        $       --        $ (3,482,022)

Issuance of common stock at
  $3.00, net of issuance costs                 --                --                --
Issuance of common stock at
  $3.50, net of issuance costs                 --                --                --
Issuance of common stock at
  $5.00, net of issuance costs                 --                --                --
Exercise of stock options                      --                --                --
Issuance of common stock in
  exchange for services                        --                --                --
Conversion of note payable to
  common stock                                 --                --                --
Conversion of note
  payable--related party to
  common stock                                 --                --                --
Deferred compensation on
  employee stock options                       --                --             123,639
Amortization of deferred
  compensation on employee
  stock options                                --                --                --
Fair value of warrants issued
  to non-employees                             --                --                --
Net loss                                       --                --          (4,635,131)
                                     ------------      ------------      ------------
Balance at June 30, 2000 (Unaudited)           --        $       --        $ (7,993,514)

      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                POWERIZE.COM, INC.

                                             STATEMENTS OF CASH FLOWS



                                          March 17,
                                        1997 (date of                                                  (Unaudited)
                                        inception) to               Year ended                     Three months ended
                                         December 31,              December 31,                         March 31,
                                        ------------      ------------------------------      -------------------------------
                                             1997             1998              1999              1999               2000
                                        ------------      ------------      ------------      ------------       ------------
Cash flows from operating
  activities:
  Net loss                              $   (558,431)     $ (3,234,493)     $(11,456,795)     $ (1,155,890)      $ (2,956,786)
  Adjustments to reconcile net
   loss to net cash used in
   operating activities:
     Depreciation and
       amortization                           16,109           273,098           555,697           114,955            176,999
   Interest expense forgiven                    --                --              12,265              --                 --
   Amortization of deferred
     compensation on employee
     stock options                              --             110,789           505,146            32,004            114,302
   Warrants issued to
     non-employees in exchange
     for services                               --                --             246,768           104,000             58,107
   Issuance of common stock in
     exchange for services                      --                --             210,200              --                 --
     Changes in assets and
       liabilities:
     Accounts receivable                        --            (417,094)         (338,032)           73,756           (140,648)
     Prepaid expenses and other
      assets                                 (21,778)          (53,214)          (90,453)          (26,347)           (87,759)
     Prepaid license fees                    (41,968)         (926,139)          321,482              --              (57,946)
     Other assets                               --                --            (320,393)             --                 --
     Accounts payable                         89,369           404,031         1,230,694            82,205          1,013,543
     Accrued expenses                         72,120            92,982           474,146           (75,722)          (184,573)
     Other                                      --             828,802           (18,742)          (27,018)           148,881
                                        ------------      ------------      ------------      ------------       ------------
        Net cash used in
         operating activities               (444,579)       (2,921,238)       (8,668,017)         (878,057)        (1,915,880)
                                        ------------      ------------      ------------      ------------       ------------

Cash flows from investing
  activities:
  Purchase of property and
    equipment                                (72,637)         (238,295)         (627,089)          (96,541)          (284,296)
                                        ------------      ------------      ------------      ------------       ------------
        Net cash used in
         investing activities                (72,637)         (238,295)         (627,089)          (96,541)          (284,296)
                                        ------------      ------------      ------------      ------------       ------------

Cash flows from financing
  activities:
  Proceeds from the issuance of
   common stock                              545,750         2,204,998         9,932,016         1,894,499               --
  Costs incurred in connection
   with the issuance of common
   stock                                        --                --            (357,040)             --                 --
  Proceeds from the exercise of
   stock options                                --                --               2,092              --                 --
  Proceeds from note payable                  50,000              --                --                --            2,550,000
  Proceeds from note
   payable--related party                       --             910,000              --                --              100,000
  Repayment of note
   payable--related party                       --                --            (160,000)         (800,000)              --
  Repurchase of common shares                   --                (950)             --                --                 --
  Net borrowings under line of
   credit agreement                             --              24,560           (24,560)          (19,992)              --
                                        ------------      ------------      ------------      ------------       ------------
        Net cash provided by
         financing activities                595,750         3,138,608         9,392,508         1,074,507          2,650,000
                                        ------------      ------------      ------------      ------------       ------------

Net increase (decrease) in cash               78,534           (20,925)           97,402            99,909            449,824

Cash at beginning of period                     --              78,534            57,609            57,609            155,010
                                        ------------      ------------      ------------      ------------       ------------

Cash at end of period                   $     78,534      $     57,609      $    155,011           157,518            604,834
                                        ============      ============      ============      ============       ============



                                                           (Unaudited)
                                                       Three months ended
                                                             June 30,
                                                   ---------------------------
                                                        1999         2000
                                                   ------------  ------------
Cash flows from operating
  activities:
  Net loss                                         $ (1,904,368) $ (4,635,131)
  Adjustments to reconcile net
   loss to net cash used in
   operating activities:
     Depreciation and
       amortization                                     120,255       196,902
   Interest expense forgiven                               --            --
   Amortization of deferred
     compensation on employee
     stock options                                      231,810       114,302
   Warrants issued to
     non-employees in exchange
     for services                                       (16,158)       48,769
   Issuance of common stock in
     exchange for services                              210,200          --
     Changes in assets and
       liabilities:
     Accounts receivable                                (21,210)     (420,049)
     Prepaid expenses and other
      assets                                         (1,306,062)      145,583
     Prepaid license fees                                (1,995)       (9,975)
     Other assets
     Accounts payable                                   913,482     1,895,532
     Accrued expenses                                    64,137     1,276,999
     Other                                               (8,508)      198,208
                                                   ------------  ------------
        Net cash used in
         operating activities                        (1,718,417)   (1,118,860)
                                                   ------------  ------------

Cash flows from investing
  activities:
  Purchase of property and
    equipment                                           (46,738)      (35,162)
                                                   ------------  ------------
        Net cash used in
         investing activities                           (46,738)      (35,162)
                                                   ------------  ------------

Cash flows from financing
  activities:
  Proceeds from the issuance of
   common stock                                       8,875,042          --
  Costs incurred in connection
   with the issuance of common
   stock                                               (352,232)         --
  Proceeds from the exercise of
   stock options                                          2,082          --
  Proceeds from note payable                               --         500,000
  Proceeds from note
   payable--related party                              (160,000)      400,000
  Repayment of note
   payable--related party                                  --            --
  Repurchase of common shares                              --            --
  Net borrowings under line of
   credit agreement                                      16,745          --
                                                   ------------  ------------
        Net cash provided by
         financing activities                         8,381,637       900,000
                                                   ------------  ------------

Net increase (decrease) in cash                       6,616,482      (324,022)

Cash at beginning of period                             157,518       604,834
                                                   ------------  ------------

Cash at end of period                                 6,774,000       280,812
                                                   ============  ============

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               POWERIZE.COM, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   BUSINESS

THE COMPANY

Powerize.com, Inc. (the "Company"), formerly KnowledgeLink L.L.C., was founded in Delaware as a limited liability corporation (L.L.C.) on January 3, 1997, commenced operations on March 17, 1997 and was converted to a C-corporation in Delaware on January 1, 1998. Each existing L.L.C. member unit held at the time of the reorganization was converted to one share of the Company's common stock. For presentation purposes, all L.L.C. member units are presented as common stock for the period from March 17, 1997 (date of inception) to December 31, 1997.

The Company is an Internet aggregator and distributor of business and financial information. It offers "one-stop shopping" using directed-search and advanced-filtering technology to provide users concise, relevant and organized search results according to user-selected criteria. The Company offers free access to a large portion of its content collection, most of which has traditionally only been available for a fee.

The Company's operations are subject to certain risks and uncertainties including, among others, actual and potential competition by entities with greater financial resources; rapid technological changes; the success of the Company's product-marketing and product-distribution strategies; the need to manage growth; the need to retain key personnel and protect intellectual property; and the availability of additional capital financing on terms acceptable to the Company.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company has royalty-based relationships with a number of content providers to sell subscriptions to electronic publications to third parties. Royalties are generally billed on an annual basis and royalty revenue from subscription sales is recognized ratably over the subscription period which is generally 12 months. Customers are frequently given a 30-60 day trial period where there is no charge for the use of the subscription. The trial period is individually determined based on the content provider. Subsequent to the expiration of the trial period and once the customer has accepted the subscription, revenue is recognized based on the number of days the subscription is outstanding for the month with the remaining amount being deferred and recognized ratably over the remaining period of the subscription.

The Company provides software consulting related to the Powerize.com intranet services. Services are billed based on agreed upon rates and actual hours incurred. Revenue is recognized as services are performed.

PRODUCT DEVELOPMENT COSTS

Product development costs are included in research and development and are expensed as incurred. Statement of Financial Accounting Standards (SFAS) No. 86, "ACCOUNTING FOR THE COST OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED", requires the capitalization of certain software development costs once technological feasibility is established, which the Company generally defines as completion of a working model. Capitalization ceases when the products are available for general release to customers, at which time amortization of the capitalized costs begins on a straight-line basis over the estimated product life, or on the ratio of current revenue to total projected product revenue, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

CASH AND CASH EQUIVALENTS

The Company considers all investments purchased with a maturity at date of purchase of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally 3-5 years. Upon retirement or disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Expenditures for normal repairs and maintenance are charged to operations as incurred.

OTHER NON-CURRENT ASSETS

Other non-current assets consist primarily of the unamortized value ascribed to certain warrants to purchase shares of the Company's common stock issued to non-employee Company advisors and to a strategic partner in 1999. The value of such warrants is being amortized over the three-year performance period of the related agreements (see Note 9).

INCOME TAXES

Income taxes are accounted for utilizing the liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has provided a full valuation allowance against its net deferred tax assets as of December 31, 1998 and 1999.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. Management believes that the Company's current practice limits the Company's exposure to concentration of credit risk. The Company generates revenue primarily from large multinational companies. In 1998, two customers individually comprised approximately 53% and 25%, respectively, of total revenue. As of December 31, 1998 these customers accounted for 30% and 35%, respectively, of total accounts receivable. In 1999 three customers individually comprised approximately 46%, 15% and 10%, respectively, of total revenue. As of December 31, 1999, four customers accounted for 44%, 14%, 13% and 10%, respectively, of total accounts receivable. The Company has not historically experienced any significant difficulties with the collection of accounts receivable from these customers.

FAIR-VALUE INFORMATION

The carrying amount of current assets and current liabilities approximates fair value because of the short maturity of these instruments.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically evaluates the recoverability of its long-lived assets. This evaluation consists of a comparison of the carrying value of the assets with the assets' expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flow, undiscounted and without interest charges, exceeds the carrying value of the asset, no impairment is recognized. Impairment losses are measured as the difference between the carrying value of long-lived assets and their fair value, based on discounted future cash flows of the related assets. The Company has not experienced any impairment losses to date.

STOCK-BASED COMPENSATION

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method and provides pro forma disclosures of net loss as if the fair-value method had been applied in measuring compensation expense. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the fair value of the underlying stock on the date of grant, deferred compensation is recognized for the difference and amortized to compensation expense over the vesting period of the related stock options.


3.   PREPAID LICENSE FEES

In April 1998, the Company entered into a license agreement with IBM Corporation for a worldwide, perpetual, nonexclusive license to use and/or modify the source code relating to an online publication delivery service and a premium content search service. In addition, certain agreements between IBM and third-party content providers were assigned to the Company. The total purchase price paid by the Company for the license and certain related assets was $1,100,000. The assets, consisting of accounts receivable and certain fixed assets, were reflected at cost, which approximated fair value. The value assigned to the license agreement of $816,000 has been recorded as a prepaid license fee and is being amortized on a straight-line basis over the expected useful life of 36 months. The Company and a third party also entered into a hosting agreement whereby the Company's customers will have access to the Web servers and other equipment and service to provide connectivity and access to the Internet (see
Note 12).

Amortization of prepaid license fees was approximately $5,000, $206,000 and $338,000 for the period from March 17, 1997 (date of inception) to December 31, 1997 and for the years ended December 31, 1998 and 1999, respectively.

4.   PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                        December 31,
                                                --------------------------
                                                   1998          1999
                                                ------------ -------------
     Computer equipment and software            $  237,856   $   810,725
     Office furniture and equipment                 69,076       106,558
     Leasehold improvements                          4,000        20,739
                                                ------------ -------------
                                                   310,932       938,022
     Less accumulated depreciation                 (78,324)     (295,877)
                                                ------------ -------------
                                                $  232,608   $   642,145
                                                ============ =============

Depreciation expense was approximately $11,000, $67,000 and $218,000 for the period from March 17, 1997 (date of inception) to December 31, 1997 and for the years ended December 31, 1998 and 1999, respectively.


5.   LINE OF CREDIT AND NOTE PAYABLE

During 1998, the Company entered into a line of credit with a financial institution which enables the Company to finance unpaid credit card balances over six equal monthly installments. The line of credit provides for borrowings of up to $60,000 at an interest rate of 15.9% per annum. As of December 31, 1998 and 1999, the outstanding balance on the line of credit was $24,560 and $0, respectively.

In June 1997, the Company and the Maryland Department of Business and Economic Development ("DBED") entered into an agreement in which DBED advanced the Company $50,000. This amount was to be repaid based on royalties at percentages of the Company's revenue as defined in the agreement. The maximum amount of royalties due by the Company pursuant to this agreement was to be $150,000. During 1999, the advance was converted into 16,666 shares of common stock at a conversion price of $3.00 per share and the existing agreement was cancelled. No royalties were paid under this agreement prior to the conversion.


6.   RELATED-PARTY TRANSACTIONS

During 1998, the Company received net advances totaling $910,000 from an officer who is also a director and major stockholder of the Company. In December 1998, the Company converted $750,000 of the advances into a Subordinated Convertible Promissory Note (the "Promissory Note"). The Promissory Note bears interest at a rate of 8.5% per annum and is due in eight quarterly installments of principal plus interest commencing on April 1, 1999. After January 1999, the Promissory Note has an optional conversion which gives the related party the right at his sole option, prior to the repayment of principal owed, to convert the outstanding amount into common stock at a conversion price per share of $3.00. If any amount of the principal balance of the Promissory Note is converted into shares of common stock then no interest shall have deemed to have been accrued or payable on such amount. In March 1999, the related party converted the Promissory Note into 250,000 shares of the Company's common stock at a conversion price of $3.00 per share. The accrued interest related to this Promissory Note was recorded as additional paid-in capital. The current portion of the advances of $160,000, plus accrued interest, was repaid in May 1999.


7.   CAPITALIZATION

The original L.L.C. members and the Company entered into a Restricted Equity Agreement (the "Equity Agreement") which shall remain in effect until the earlier of ten years after the effective date or an initial public offering of the Company with proceeds of at least $5 million to the Company. The certificates for the restricted shares issued to each individual under the Equity Agreement are held in escrow by the Company until all shares vest or the individual terminates his employment. Restricted shares vest monthly on a pro rata basis over a three-year service period. At December 31, 1997, 1998 and 1999, 801,385, 472,213 and 103,475 restricted shares of common stock, respectively, were outstanding. If a member involuntarily or voluntarily terminates his employment, the Company has the option to repurchase the unvested shares at the original issuance price. In addition, the Company has the first right of refusal to purchase the vested restricted stock at fair value.

In April 1998, the Company issued through a private placement 659,000 shares of common stock at a purchase price of $2.50 per share for aggregate proceeds of $1,647,500.

In June 1998, the Company and DBED entered into an agreement for the sale of 120,000 shares of common stock at $2.50 per share for aggregate proceeds of $300,000. Under this agreement, DBED has the right to require the Company to repurchase the shares at a price per share equal to the greater of (i) the fair market value per share or (ii) the original purchase price appropriately adjusted for any stock splits, stock dividends, recapitalization and reclassifications, if the Company relocates its principal place of business outside the State of Maryland prior to June 30, 2002. The Company has no intention of relocating outside the State of Maryland prior to June 30, 2002 and, therefore, this amount has been classified within the stockholders' deficit caption in the accompanying Balance Sheet.

In November 1998, the Company issued through a second private placement 65,833 shares of common stock at a purchase price of $3.00 per share for aggregate proceeds of $197,499. In addition, the Company sold 20,000 shares of common stock in November 1998 at $3.00 per share to third parties for aggregate proceeds of $60,000.

In February 1999, DBED purchased an additional 66,667 shares of the Company's common stock at $3.00 per share. The Company received cash proceeds of $200,000 in connection with the issuance of these shares. In addition, the $50,000 note payable issued by the Company in 1997 (see Note 5) was converted into 16,666 shares of common stock.

In March 1999, the Company completed its second private placement, issuing an additional 258,198 shares of common stock at a purchase price of $3.00 per share for aggregate gross proceeds of $774,600 and 30,508 shares of common stock to certain employees for aggregate gross proceeds of $82,360. In connection with this issuance, the Company issued 3,400 shares of common stock to an investment banking firm.

In May 1999, the Company issued, through a third private placement, 1,107,125 shares of common stock at a purchase price of $3.50 per share for aggregate gross proceeds of $3,875,000. The gross proceeds were offset by commissions of $341,000 paid to the investment banking firm responsible for placing these shares and $11,240 in legal and other costs associated with the offering. Additionally, in connection with this issuance, the Company issued 17,142 shares of common stock to the investment banking firm.

In May 1999, the Company issued 428,571 shares of common stock at a price of $3.50 per share and 700,000 shares of common stock at a price of $5.00 per share to a Sevenson Environmental Services ("Sevenson") for aggregate gross proceeds of $5,000,000. If the Company fails to complete an initial public offering by March 31, 2000 at a price per share of at least $5.00 and an aggregate offering amount of not less than $5,000,000 or does not complete an initial public offering by April 30, 2000 of shares which, in any consecutive 10 day trading period up to April 30, 2000 reach an average closing price per share of at least $5.00 per share, then the Company will issue Sevenson an additional 300,000 shares of common stock. Under this agreement, 300,000 shares of common stock were issued in May 1999 (see Note 13 "Subsequent Events - Financing"). The issuance of these shares was recorded as an increase to common stock and paid-in capital.

In connection with the issuances of common stock through the private placements during 1999, the Company issued an additional 28,000 shares of common stock to the investment banking firm and 48,542 shares of common stock to a third party, representing a finders fee related to this investment. The value of the common stock issued to the investment banking firm was recorded against the related proceeds. The value of the common stock issued to the third party as a finders fee of $210,200 was recorded as a period cost with a corresponding increase to common stock and paid-in capital during 1999. The Company also issued warrants to purchase 193,549 shares of the Company's common stock to the investment banking firm. The aggregate fair value of these warrants of $696,800 was determined using the Black-Scholes valuation model. The value of these warrants was recorded as a reduction of the related proceeds.

In July 1999, the Board of Directors and the stockholders approved a one-for-two reverse split of the Company's common stock. All share and per-share amounts in the financial statements have been adjusted to give retroactive effect to this reverse stock split.


8.   STOCK-BASED COMPENSATION

EMPLOYEE STOCK OPTIONS

On February 9, 1998 the Company formally adopted the Company's 1998 Stock Incentive Plan (the "Plan"). The Plan is administered by a committee appointed by the Board of Directors, which has the authority to determine which officers, directors, employees, and consultants are awarded options pursuant to the Plan and to determine the terms and exercise prices of the stock options. Under the Plan, the Company has reserved 500,000 shares of common stock for issuance of qualified and non-qualified options. During 1999, the number of shares reserved was increased to 875,000. At December 31, 1998, options to purchase 473,889 shares were outstanding and 53,472 shares were available for future grants. At December 31, 1999, 814,861 shares were outstanding and 147,584 shares were available for future grants, respectively.

Each qualified incentive stock option granted pursuant to the Plan has an exercise price equal to the fair value of the underlying common stock at the date of grant, a ten-year term and typically a three-year vesting period. The Board of Directors determined the fair value of the underlying common stock based on sales of the Company's common stock to third-party investors. A non-qualified option granted pursuant to the Plan may contain an exercise price that is below the fair value of the common stock at the date of grant. The term of non-qualified options is also ten years. The Company records compensation expense when the estimated fair value of the underlying common stock on the date of grant is in excess of the exercise price of the options. As a result, for certain non-qualified stock option grants, the Company recorded deferred compensation of $384,050 and $1,062,390 during the years ended December 31, 1998 and 1999, respectively. These amounts are being amortized as a charge to operations over the vesting period of the related options. For the years ended December 31, 1998 and 1999, the Company recognized $110,789 and $505,146, respectively, of compensation expense related to these options.

The following table summarizes the Company's activity for all of its stock option awards:

                                                      Range      Weighted-
                                       Number          of         Average
                                         of         Exercise     Exercise
                                      Options        Prices        Price
                                     ----------- ------------- ------------
    Balance at December 31, 1997         -       $      -      $     -
      Granted                           501,250     0.02-3.00       1.82
      Exercised                          -              -            -
      Canceled                          (27,361)      2.50          2.50
                                     ----------- ------------- ------------

    Balance at December 31, 1998        473,889     0.02-3.00       1.78
      Granted                           398,750     0.02-5.00       1.29
      Exercised                            (694)      3.00          3.00
      Canceled                          (57,084)    1.00-3.50       2.56
                                     ----------- ------------- ------------

    Balance at December 31, 1999        814,861     0.02-5.00       1.41
                                     =========== ============= ============

At December 31, 1998, options to purchase 104,863 shares of the Company's common stock were vested and exercisable, at a weighted-average exercise price of $1.52 per share. At December 31, 1999, 347,336 were vested and exercisable at a weighted average exercise price of $1.42.

The following table summarizes additional information about stock options outstanding at December 31, 1999:

                       Options Outstanding               Options Exercisable
              -------------------------------------  --------------------------
                            Weighted-
    Range                    Average     Weighted-                   Weighted-
     of          Number     Remaining     Average                     Average
  Exercise         of      Contractual    Exercise      Number        Exercise
   Prices       Options       Life         Price      Exercisable      Price
------------- ----------- ------------- -----------  -------------  -----------
    $0.02        331,750    8.7 years      $0.02          140,546      $0.02
    $1.00         50,000    8.0 years      $1.00           33,303      $1.00
 $2.00-$5.00     430,111    8.7 years      $2.76          173,487      $2.63
              ----------- ------------- -----------  -------------  -----------

                 811,861    8.7 years      $1.50          347,336      $1.42
              ===========                            =============

Had compensation expense for the Plan been determined based on the fair value of the related options at the grant dates, consistent with Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "ACCOUNTING FOR STOCK-BASED COMPENSATION", the Company's net loss would have been increased to the pro forma amounts indicated below:

                                            Year Ended December 31,
                                      ------------------------------------
                                           1998               1999
                                      ----------------- ------------------
    Net loss, as reported             $     (3,234,493) $     (11,456,795)
    Pro forma net loss                $     (3,269,284) $     (11,544,448)

The fair value of each option was estimated on the date of grant using the Black-Scholes valuation model. The following table shows the assumptions used for the grants that occurred during all periods presented:

         Expected volatility                              0%
         Risk free interest rates                    4.5% to 5.6%
         Dividend yield                                  None
         Expected lives                                5 years

The weighted average fair value per share for stock option grants that were awarded in fiscal year 1998 and 1999 was $2.60 and $3.42, respectively. The weighted-average fair value of non-vested stock that was converted from L.L.C. member units at December 31, 1997 was $0.02 for fiscal year 1998.

OTHER STOCK OPTIONS

In April 1997, the Company entered into an agreement with the University of Maryland relative to a lease of certain space in connection with a technology-advancement program established by the University. Pursuant to this arrangement, the Company granted options to purchase 25,000 shares of the Company's common stock to the University of Maryland. No expense was recorded relative to this option grant since the Company was in the earliest phases of development and the value of these options was determined to be deminimis. During 1999, these options were exercised by the university.

In March and May 1999, the Company issued warrants to purchase 76,250 shares of common stock to five advisors for past and future services. The aggregate fair value of these warrants on the date of grant of $171,900 was determined using the Black-Scholes valuation model. The Company recorded $156,300 in expense for the year ended December 31, 1999 and the remaining $15,600 will be amortized over the related service periods.

On March 30, 1999, the Company granted options to purchase 247,500 shares of common stock to certain employees with an exercise price of $0.02 per share. The stock option grants are subject to certain performance objectives which must be achieved in 1999 or the stock option grants will be terminated. Once the performance objectives are achieved, the stock options generally vest over a two- to three-year period. Management determined that the performance criteria underlying 220,000 of these options was achieved through December 31, 1999. As a result, management recorded deferred compensation of $998,940 based on the difference between the $0.02 exercise price and the fair market value of the underlying common stock on the date such performance criteria were met. The Company amortized $332,941 of the deferral to compensation expense for the year ended December 31, 1999.

In May 1999, the Company issued to three of its non-employee directors warrants to purchase 5,000 shares each of the Company's common stock at an exercise price of $0.02 per share. These warrants vest over a one-year period. The Company recorded deferred compensation of $74,700 based on the difference between the exercise price and $5.00 per share which represents the fair value of the Company's common stock at the date of grant as determined by the Board of Directors. The Company amortized $46,688 of this amount to compensation expense for the year ended December 31, 1999.

9.    401(K) PLAN

Effective January 1, 1998, the Company adopted the Powerize.com, Inc. 401(k) Plan (the "401(k) Plan") that qualifies as a deferred-salary arrangement under
Section 401 of the Internal Revenue Code. Under the 401(k) Plan, participating employees may defer a portion of their pretax earnings not to exceed 15% of their total compensation or $10,000. The Company, at its discretion, may make matching contributions for the benefit of eligible employees and/or make additional "profit sharing" contributions to the Plan. To date the Company has not made any contributions to the 401(k) Plan.

10.   INCOME TAXES

As the Company incurred pretax losses for the years presented herein, there are no income taxes provided in the accompanying statements of operations. At December 31, 1999, the Company had net operating loss carryforwards ("NOLs") of approximately $12,700,000 that begin to expire in 2018. The realization of the benefits of the NOLs is dependent on sufficient taxable income in future years. Lack of future earnings, a change in the ownership of the Company, or the application of the alternative minimum tax rules could adversely affect the Company's ability to utilize the NOLs. The Company had no temporary differences as of December 31, 1997 based on its limited operating activity during the period from March 17, 1997 (date of inception) to December 31, 1997. The Company's net deferred tax assets at December 31, 1998 and December 31, 1999 were as follows:


                                                  1998            1999
                                           ---------------- ---------------

     Net operating loss carryforwards      $     1,087,354  $    4,897,790
     Accrued expense                                32,708         286,485
     Deferred compensation-stock                    32,708         405,280
     Depreciation                                   46,086            (459)
     Tax credits                                   -               184,962
                                           ---------------- ---------------
                                                 1,198,856       5,774,058
     Valuation allowance                        (1,198,856)     (5,774,058)
                                           ---------------- ---------------
     Net deferred tax asset                $       -        $      -
                                           ================ ===============

A valuation allowance has been recorded to completely offset the carrying value of the deferred tax assets due to significant uncertainty as to the Company's ability to utilize these loss carryforwards prior to their expiration.

11.   COMMITMENTS

LEASE COMMITMENTS

The Company conducts its operations using leased office facilities. The leases terminate at various dates through fiscal year 2000. Future minimum rental payments under non-cancelable operating leases as of December 31, 1999 are as follows:


        Year ending December 31,
     -------------------------------

                  2000               $         318,143
                  2001                          84,374
                                     ------------------
                                     $         402,517
                                     ==================

Rent expense for the period from March 17, 1997 (date of inception) to December 31, 1997 and for the years ended December 31, 1998 and 1999 was approximately $4,000, $58,000 and $272,000, respectively.

COMMITMENTS FROM STRATEGIC RELATIONSHIPS

In May 1999, the Company entered into strategic relationships with Inktomi Corporation ("Inktomi"), Bell and Howell Information and Learning Company ("Bell and Howell") and Lotus Development Corporation ("Lotus"). Additionally, on June 30, 1999 the Company entered into a strategic relationship with Netscape Communications Corporation ("Netscape").

Inktomi provides its search technology and indexing capability for the content available on the Company's Web site as well as certain marketing services through the inclusion of the Company's logo on all documents distributed by Inktomi to its customers. Additionally, Inktomi markets the Company's research option to its customers and encourages its customers to become users of the Company's content. The agreements with Inktomi set forth minimum annual fees for each of these services, payable on a quarterly basis, over the three-year term of the agreements. The agreements with Inktomi establish royalties to be paid based upon future revenues generated by the Company. Royalties will be determined based on revenues derived from users' access to the content contained in the Company's content collection or from Web pages originated by the Company. Further, the Company will be required to pay certain service fees for the use of Inktomi's search technology on a per-query basis. The agreements also provide that Inktomi's subscribers will have access to the Company's content collection. The agreements provide that Inktomi will pay the Company an annual fee payable in quarterly installments over the term of the agreements as well as royalties based on the number of searches that Inktomi's subscribers make relative to the Company's available content. In connection with the Inktomi agreements, the Company issued Inktomi a warrant to purchase 233,200 shares of common stock at an exercise price of $3.50 per share. One half, or 116,600 shares, of the common stock underlying the warrant are non-forfeitable and were exercisable immediately upon execution of the agreements. The other half, or 116,600 shares, of the common stock underlying the warrant vest upon the achievement of certain performance criteria, as defined in the agreements. The fair value of $429,000 attributable to the portion of the warrant that vests upon the execution of the agreements was determined using the Black-Scholes valuation model. This fair value will be amortized to expense over the three-year term of the agreements. No value has been ascribed to the portion of the warrant that vests upon the achievement of certain performance criteria because such criteria have not been achieved.

Under its agreements with the Company, Bell and Howell will provide the Company with content from business journals and newspapers. The term of the Bell & Howell agreement is for one year and expires on July 1, 2000. However, the Company can terminate this agreement if it does not receive $17 million in financing from the date of the agreement through October 31, 1999. In addition, if the Company completes an initial public offering, then a warrant to purchase that number of shares of the Company's common stock equal to $1.25 million at the initial public offering price per share will be issued to Bell & Howell. This warrant will be exercisable, at the initial public offering price per share, for one year following such initial public offering. No value has been ascribed to this warrant in the financial statements as the event giving rise to the issuance of the warrant has not yet occurred. Included in accounts payable at December 31, 1999 is $250,000 related to non-refundable royalty pre-payments associated with the content to be provided by Bell and Howell (see Note 3).

Under a three year agreement with Lotus, 1) Lotus will embed portions of the Company's technology into its Domino Extended Search version 2.0; 2) the Company will be the primary source of external business content provided to the Domino Extended Search user base; 3) the Company will receive certain marketing support from Lotus; and 4) Lotus will pay the Company a development fee and a royalty on sales of its Domino Extended Search.

The Company has contracted with Netscape to provide content and certain services related to accessing their content on a customized basis for use by Netscape Web site users. In return, the Company has received the ability to display, on the Netscape Web site, direct links to the Company's Web site. This potential traffic to the Company's Web site is expected to generate future revenues through advertising and access to the Company's content-subscription-service offerings. This agreement provides for a minimum amount payable to Netscape on a quarterly basis over the two-year term of the agreement. Additionally, the Company will be required to pay royalties as set forth in the agreement for revenue generated as a result of this relationship. Further, the Company will be entitled to receive certain royalties for revenue generated by Netscape as a result of this relationship.

The remaining aggregate future minimum payments under the strategic relationships entered into by the Company subsequent to December 31, 1999 to expand its content base and increase traffic to its Web site are as follows:


        Year ending December 31,
     -------------------------------

                  2000               $    1,616,000
                  2001                    1,238,000
                  2002                      479,000
                                     ---------------
                  Total              $    3,333,000
                                     ===============

OTHER COMMITMENTS

In conjunction with the transaction with IBM (see Note 3), the Company entered into an agreement with a third party under which the Company must pay a minimum monthly basic usage charge for the utilization of the third party's Internet hosting services. Future minimum payments under this non-cancelable agreement as of December 31, 1999 are as follows:


        Year ending December 31,
     -------------------------------

                  2000               $    1,255,940
                  2001                      420,660
                  2002                       36,750
                                     ---------------
                                     $    1,713,350
                                     ===============

     There was no hosting expense for the period from March 17, 1997 (date of inception) to December 31, 1997 and $240,200 and $540,550 of hosting expense for the years ended December 31, 1998 and 1999, respectively.


12.   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                      March 17,
                                                                    1997 (Date of
                                                                    inception) to           Year Ended
                                                                     December 31,           December 31,
                                                                    -------------- ------------------------------
                                                                        1997            1998           1999
                                                                    -------------- --------------- --------------
     Cash paid for:
       Interest                                                     $       1,933  $        2,296  $        8,526
                                                                    ============== =============== ===============

     Non-cash investing and financing activities:
       Conversion of notes payable to common stock                  $     -        $      -        $      837,517
       Accrued interest converted to notes payable                  $     -        $       25,252  $       16,601
       Fair value of warrants issued to non-employees               $     -        $      -        $      600,988
                                                                    ============== =============== ===============

13.   SUBSEQUENT EVENTS - FINANCING

On January 25, 2000, a subordinated convertible promissory note was provided by a third party for $500,000. The interest on the outstanding principal is at a rate of 9% per annum. The note may be converted into shares at the rate of 1 share for each $3.50 of principal and interest surrendered for conversion.

In January, 2000, one of the Company's shareholders, Sevenson Environmental Services, Inc., provided $200,000 in financing through a note with a conversion price of $2.00 per common share. In March 2000, an additional $1,300,000 was advanced through a second note with total potential borrowings of up to $2,500,000.

During the period from January 1, 2000 to May 31, 2000, five investors signed subordinated convertible promissory notes that provided $650,000 in cash to the Company. For each note, the interest rate is 8% per annum and the note is convertible at the rate of one share for each $3.50 of principal and interest surrendered for conversion.

In 2000, the Company issued additional 300,000 shares of common stock to Sevenson Environmental Services, Inc. for no additional consideration in accordance with the agreement dated April 26, 1999 between Sevenson Environmental Services, Inc. and the Company.

14.   SUBSEQUENT EVENT - MERGER

The Company signed an agreement, dated July 12, 2000, to be acquired by Hoovers, Inc. for up to $2,646,314 in cash and up to 1,877,327 shares of Hoover's, Inc. common stock.